Exhibit 99.1

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Operating Model

	Q4 ’03	1H’04	LT Target

Revenue	100%	100%	100%

Gross Margin	50%	24%	40 – 45%

Sales & Marketing	19%	34%	15 – 17%

Research & Development	18%	33%	11 – 13%

General & Administrative	12%	20%	5 – 6%

Amortization & Impairment	5%	8%	*
Operating Income	(4)%	(71)%	6 – 12%

* Less than one percent

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